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                                                                   EXHIBIT 10.46


                  [COLUMBIANA COUNTY PORT AUTHORITY LETTERHEAD]


November 18, 2002

Martin MacDonald
Senior VP of Technology & Business Development
PROBEX
15510 Wright Bros. Dr.
Addison, TX 75001

Dear Martin:

This letter is to confirm that the Columbiana County Port Authority will grant to Probex an extension of the Wellsville Site Option to Purchase Agreement through February 28, 2003, with the extension payment of $20,000.00 deferred until Probex is in receipt of its financing.

Under the terms of the previous option extension that expired November 30, 2002, rental fees of $20,000.00 for the months of September, October and November are in arrears. Please remit payment for at least one month's rental by December 31, 2002. When the option is exercised all past due rental and option extension payments are to be made.




                                                 Yours truly,

                                                 /s/ TRACY V. DRAKE

                                                 Tracy V. Drake
                                                 Executive Director

TVD/sls